EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-10225) pertaining to the Allegheny Ludlum Retirement Savings Plan of our report dated June 20, 1997, with respect to the financial statements and schedules of the Allegheny Ludlum Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                          /s/ ERNST & YOUNG LLP
                                          ---------------------
                                          ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 27, 1997